UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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☒	Preliminary Information Statement

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☐	Definitive Information Statement

NIGHTFOOD HOLDINGS, INC.
(Name of Registrant As Specified In Charter)

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NIGHTFOOD HOLDINGS, INC.

520 White Plains Road - Suite 500

Tarrytown, NY 10591

Telephone 888-888-6444

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Shareholders:

We are writing to advise you that our Board of Directors and shareholders holding a majority of our outstanding voting capital stock have approved the amendment of the Articles of Incorporation of the Company to increase the authorized common stock of the Company from 100,000,000 shares to 200,000,000 shares.

This action was approved by written consent on August 2, 2017 by our Board of Directors and a majority of holders of our voting capital stock, in accordance with the Nevada Revised Statutes. Our directors and majority of the shareholders of our outstanding capital stock, as of the Record Date of August 4, 2017, have approved the changes to the Company’s Articles of Incorporation as being in the best interests of our Company and our shareholders.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. Pursuant to Rule 14(c)-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least twenty (20) days after the date of this Information Statement has been mailed to our shareholders. This Information Statement is expected to be first mailed to you on or about August XX, 2017.

ONLY THE STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON AUGUST 4, 2017, THE RECORD DATE, ARE ENTITLED TO NOTICE OF THE CORPORATE ACTION. STOCKHOLDERS WHO HOLD IN EXCESS OF 50% OF THE COMPANY’S SHARES OF VOTING CAPITAL STOCK ENTITLED TO VOTE ON THE ACTION HAVE VOTED IN FAVOR OF THE ACTIONS. AS A RESULT, THE ACTION HAS BEEN APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDERS OF THE COMPANY. THIS ACTION IS EXPECTED TO BE EFFECTIVE ON A DATE THAT IS AT LEAST TWENTY (20) DAYS AFTER THE MAILING OF THE DEFINITIVE INFORMATION STATEMENT TO THE SHAREHOLDERS OF RECORD.

We encourage you to read the attached Information Statement carefully for further information regarding these actions. In accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, the approval of the action described herein by the holders of a majority of the voting power of the Company will be deemed ratified and effective at a date that is at least 20 days after the date this Information Statement has been mailed or furnished to our stockholders. This Information Statement is expected to be first mailed or furnished to stockholders on or about August XX, 2017.

NIGHTFOOD HOLDINGS, INC.

Tarrytown, NY 10591

INFORMATION STATEMENT AND NOTICE OF ACTIONS TAKEN

BY WRITTEN CONSENT OF THE MAJORITY SHAREHOLDERS

OF THE VOTING CAPITAL STOCK OF THE CORPORATION

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS

AND NO STOCKHOLDERS' MEETING WILL BE HELD

TO CONSIDER THE MATTER DESCRIBED HEREIN.

This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Exchange Act.

GENERAL

This Information Statement is being furnished to all holders of the common stock of NightFood Holdings, Inc. (the "Company") as of August 4, 2017 in connection with the action taken by written consent of holders of a majority of the outstanding voting power of the Company to authorize the Amendment of the Articles of Incorporation of the Company.

"We," "us," "our," and the "Company" refers to NightFood Holdings, Inc. a Nevada.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Company’s Board of Directors is proposing an amendment of the Company's Articles of Incorporation to increase the Company's authorized capital to 201,000,000 shares comprising 200,000,000 shares of Common Stock par value $.001 per share and 1,000,000 shares of Preferred Stock par value $0.001 per share. In order to fund its current expansion prior to funds being made available under the Company’s Equity Line of Credit with Black Forest Capital, LLC, the company has entered into a series of convertible promissory notes. These promissory notes required us to reserve an aggregate of approximately 69,000,000 shares of our common stock. When this is added to the 29,785,082 shares currently outstanding, 300,000 shares reserved for warrants and options, we obviously are in need of additional shares to realize benefits under the Equity Line of Credit and to meet our existing obligations as well as have shares available for future possible business opportunities (none of which are presently identified). Furthermore, if we do not increase our authorized shares by October 1, 2017, so that we can make a reserve of 14,000,000 shares available to one of our lenders, Labrys Fund, LP, we will be subject to a confession of judgment on our $100,000 note to them. If a judgement in that amount were entered against us, it is likely that we would be forced to cease operations and our shareholders would lose all of their investment in us.

ADVANTAGES AND DISADVANTAGES OF INCREASING AUTHORIZED COMMON STOCK

There are certain advantages and disadvantages of increasing the Company's authorized common stock.

The advantages include:

Complying with our obligations to Labrys Fund, LP

Possibly increasing the liquidity of the Company’s stock in the market.

Avoiding the entry of a judgement against the Company

Having shares of common stock available so the Company can be proactive in pursuing potentially beneficial business expansion opportunities when they arise.

Having the ability to raise capital by issuing capital stock under future financing transactions, if any.

The disadvantages include:

Potential dilution to the existing shareholders, including a decrease in our net income per share in future periods. This could cause the market price of our stock to decline.

The issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the desires of the Company's Board of Directors, at that time. A takeover may be beneficial to independent shareholders because, among other reasons, a potential suitor may offer such shareholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

ACTION TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the action approved by the Board and the holders of the majority of the outstanding voting capital stock of the Company.

CHANGE AND AMENDMENT OF ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK OF THE COMPANY TO FROM 100,000,000 to 200,000,000.

The Board approved the increase in the amount of the authorized common stock of the Company to 200,000,000 shares. A copy of the proposed amendment is annexed hereto as Exhibit A.

As of the Record Date the Company, the Board of Directors believes that the stockholders of the Company will benefit from an increase in the number of authorized shares of common stock, and such an increase is necessary because, as of the Record Date, the Company does not have sufficient authorized common stock to meet the required reserve levels for prior convertible financing done by the Company. As of the Record Date there were 29,785,082 shares of common stock issued and outstanding. As of the Record Date the Company was contractually required to have approximately 69,000,000 shares held in reserve for holders of convertible notes. Therefore, there are no authorized shares of common stock available to be reserved for existing and future convertible notes and other debt financing, including the $5,000,000 equity line the Company entered into or other sales of stock to raise capital or compensate for services. Furthermore, if the authorized shares are not increased, the Company will be in default of a convertible note.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

OUTSTANDING VOTING SECURITIES

Our authorized capital stock consists of 100,000,000 shares of Common Stock, par value $0.001 per share, of which 29,785,082 shares are outstanding as of August 4, 2017. Additionally, the Company has authorized 1,000,000 shares of Preferred Stock which may be issued in series to be designated by the Company’s Board of Directors. No preferred Stock has been designated.

BENEFICIAL OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of August 4, 2017, by: (i) each current director; each nominee for director, and executive officer of the Company; (ii) all directors and executive officers as a group; and (iii) each shareholder who owns more than five percent of the outstanding shares of the Company's Common Stock. Except as otherwise indicated, the Company believes each of the persons listed below possesses sole voting and investment power with respect to the shares indicated.

Name and address of Beneficial Owner	Number of Shares	Ownership

Sean Folkson (1)	16,433,568 (2)	55.2%

Peter Leighton (1)	4,000,000	13.4%

All Officers and Directors as a Group	20,443,568 (2)	68.6%

(1)       The address of both of these persons is c/o NightFood Holdings, Inc., 520 White Plains Road, Tarrytown, NY 10591

(2)       Mr. Folkson’s shares include 2,680,000 shares held in a trust where his wife is the trustee. Mr. Folkson disclaims beneficial ownership of such shares.

DISSENTER’S RIGHTS OF APPRAISAL

The Stockholders have no dissenter’s right under Nevada Law, the Company’s Articles of Incorporation consistent with above, or By-Laws to dissent from any of the provisions adopted in the Amendments.

VOTE REQUIRED

Pursuant to the Company's By-Laws and Nevada’s Revised Statutes, a vote by the holders of at least a majority of the Company’s outstanding votes is required to effect the Amendment of the Company’s Articles of Incorporation. As of the Record Date, the Company had 29,785,082 of the shares of common stock that are entitled to one vote each for a total of 29,785,082 votes. No other class of stock was entitled to vote. On August 2, 2017, the holders of 20,443,568 shares (or 68.6% of the total issued and outstanding voting capital stock on the Record Date) approved the proposed amendment, no action is needed by the minority stockholders in connection with the Amendment.

POTENTIAL ANTI-TAKEOVER EFFECT

The proposal to increase the number of shares of Common Stock that Company will be authorized to issue could have a potential anti-takeover effect, even though our Board of Directors is not presenting the proposal for that reason and does not presently anticipate using the increased authorized shares for such purpose. The effect of the proposed increase in the authorized number of shares of Common Stock might render more difficult or discourage a merger, tender offer, proxy contest or change in control and the removal of management, which a majority of independent stockholders might otherwise deem favorable.

VOTE REQUIRED FOR APPROVAL

In accordance with the Nevada Revised Statutes the following actions were taken based upon the unanimous recommendation and approval by the Company's Board of Directors and the written consent of the majority voting power.

The Board of Directors of the Company has adopted, ratified and approved the Amendment. The securities that are entitled to vote to approve the Amendment consist of issued and outstanding shares of the Company's $0.001 par value common voting stock outstanding on August 4, 2017, the Record Date for determining shareholders who are entitled to notice of, and to vote on, the proposed Amendment. The holders of 68.6% of the issued and outstanding shares voted in favor of the amendment.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed Amendment of the Company's Articles of Incorporation, and of those shares, or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov and at our web site www.nightfood.com.

INCORPORATION OF FINANCIAL INFORMATION

We incorporate by reference our Annual Report on Form 10-K for fiscal year ended June 30, 2016 and our Quarterly Reports on Form 10Q for the quarters ended September 30, 2016, December 31, 2016 and March 31, 2017.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS INFORMATION STATEMENT IS FOR INFORMATIONAL PURPOSES ONLY. PLEASE READ THIS INFORMATION STATEMENT CAREFULLY.

Dated: August 4, 2017

By Order of the Board of Directors

/s/ Sean Folkson, CEO

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.	Name of corporation:

NightFood Holdings, Inc.

2.	The articles have been amended as follows: (provide article numbers, if available)

Article 3 has been amended to change the number of shares that the corporation is authorized to issue from

100,000,000 shares of common stock, par value $0.001 per share and 1,000,000 shares of preferred stock, par value

$.001 per share to 201,000,000 shares of which 200,000,000 shares shall be common stock, par value $0.0001 per share and 1,000,000 shares shall be preferred stock, par value $0.001 per share, with such rights, privileges preferences and limitations or restrictions on the voting power thereof as shall be designated by the board of directors of the corporation.

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

4.	Effective date and time of filing: (optional)

5.	Signature: (required)

X

Signature of Officer
Date:	Time: